As filed with the Securities and Exchange Commission on April 29, 2002
                                                      Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

       Exact Name of Registrant            State or Other Jurisdiction of                  IRS Employer
     as Specified in its Charter           Incorporation or Organization               Identification Number
      Burlington Resources Inc.                       Delaware                              91-1413284
    Burlington Resources Capital I                    Delaware                              76-0572336
   Burlington Resources Capital II                    Delaware                              76-0572333
 Burlington Resources Finance Company               Nova Scotia                           Not Applicable

                                                   ---------------

                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 ---------------

                        Frederick J. Plaeger, II, Esquire
                       Vice President and General Counsel
                            Burlington Resources Inc.
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

                                   Copies to:

    John Schuster, Esquire                         John W. White, Esquire
    Cahill Gordon & Reindel                        Cravath, Swaine & Moore
    80 Pine Street                                 825 Eighth Avenue
    New York, New York 10005                       New York, New York 10019
    (212) 701-3000                                 (212) 474-1000

                                 ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                                            Proposed        Proposed Maximum      Amount of
               Title of Each Class                    Amount to Be      Maximum Offering   Aggregate Offering   Registration
          of Securities to Be Registered            Registered(1)(2)   Price Per Unit(3)     Price(2)(3)(4)         Fee(7)
                                                    ----------------   -----------------     --------------         ------
Debt Securities of Burlington Resources Inc....
Common Stock of Burlington Resources Inc.(1)...
Preferred Stock of Burlington Resources Inc....
Series A Preferred Stock Purchase Rights of
     Burlington Resources Inc. (currently traded
     with Common Stock)(1).....................
Trust Preferred Securities.....................
Trust Preferred Securities Guarantees(5).......
Debt Securities of Burlington Resources Finance
     Company...................................
Guarantees of Burlington Resources Inc.(6).....
                                                    ----------------   -----------------   -----------------    -------------
     Total.....................................     $  1,500,000,000          100%         $  1,500,000,000        $ 38,750
                                                    ----------------   -----------------   -----------------    -------------

(1) Certain series of securities are convertible into common stock. Burlington Resources Inc. is registering an indeterminate number of shares of common stock for that purpose. We are also registering rights to purchase Series A Junior Participating Preferred Stock which trade with the common stock, but we will not receive any additional consideration for them.

(2) In U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. If we issue any debt securities at an original issue discount, the amount registered will be whatever greater amount that results in aggregate net proceeds of $1,500,000,000 for the registrants.

(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

(4)  Exclusive of accrued interest or dividends, if any.

(5) We will not receive separate consideration for the trust preferred securities guarantees. The guarantees include the rights of holders of trust preferred securities under the guarantees and certain back-up undertakings, comprised of obligations of Burlington Resources Inc. under the subordinated indenture and related supplemental indentures and under the declaration of trust of each of Burlington Resources Capital I and Burlington Resources Capital II, each as described in the registration statement.

(6) The Debt Securities to be issued by Burlington Resources Finance Company will be irrevocably and unconditionally guaranteed on an unsecured senior basis by Burlington Resources Inc. No separate consideration will be received for the guarantees of Burlington Resources Inc. and, therefore, no additional registration fee is payable in respect of the registration of such guarantees.

(7) In accordance with Rule 457(p), the fee calculation excludes fees of $99,250 which are a portion of the fees previously paid in connection with $1,500,000,000 of securities of the registrants under Registration Statement No. 333-61600, of which $397,000,000 of securities remain unsold. Such Registration Statement was declared effective on June 29, 2001.

                                 ---------------

The Registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date the Commission, acting pursuant to said Section 8(a), may determine.


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The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



                   Subject to Completion, dated April 29, 2002

PROSPECTUS

                                 $1,500,000,000

                            BURLINGTON RESOURCES INC.
                                 Debt Securities
                                  Common Stock
                                 Preferred Stock

                         BURLINGTON RESOURCES CAPITAL I
                         BURLINGTON RESOURCES CAPITAL II
              Trust Preferred Securities Fully and Unconditionally
                     Guaranteed by Burlington Resources Inc.

                      BURLINGTON RESOURCES FINANCE COMPANY
                    Debt Securities Fully and Unconditionally
                     Guaranteed by Burlington Resources Inc.

     Burlington Resources Inc. may offer, from time to time, in one or more series

     o    unsecured senior debt securities;

     o    unsecured subordinated debt securities;

     o    shares of common stock; and

     o    shares of preferred stock.

     From time to time, the Burlington Resources trusts may offer trust preferred securities fully and unconditionally guaranteed on a subordinated basis by Burlington Resources Inc.

     From time to time, Burlington Resources Finance Company may offer and sell debt securities in one or more series, consisting of notes, debentures or other evidences of indebtedness. The debt securities will be fully and unconditionally guaranteed by Burlington Resources Inc.

     The securities:

     o    will have a maximum aggregate offering price of $1,500,000,000;

     o will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;

     o may be denominated in U.S. dollars or in other currencies or currency units;

     o    may be offered separately or together, or in separate series; and

     o may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

                                 ---------------

     Burlington Resources Inc.'s common stock is listed on the New York Stock Exchange under the symbol "BR."

                                 ---------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                                ---------------

     The securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of the issuers or any underwriter is involved in the sale of the securities, the name of the agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

                                ---------------

   This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

                The date of this prospectus is ___________, 2002

     You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement. No person is authorized to provide you with different information or to offer any securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or the accompanying prospectus supplement is accurate as of any date other than the respective dates on the front of those documents. In this prospectus, references to "Burlington Resources" mean Burlington Resources Inc., references to "Burlington Resources Finance Company" mean Burlington Resources Finance Company, references to the "Burlington Resources trusts" mean, collectively, Burlington Resources Capital I and Burlington Resources Capital II, and references to "we," "us" and "our" mean, collectively, Burlington Resources, Burlington Resources Finance Company and the Burlington Resources trusts. Unless otherwise stated, the dollar amounts and financial data contained in this prospectus and the accompanying prospectus supplement are presented in U.S. dollars.

                                TABLE OF CONTENTS

                                                                       Page

WHERE YOU CAN FIND MORE INFORMATION.......................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................1
FORWARD-LOOKING STATEMENTS................................................2
BURLINGTON RESOURCES......................................................3
THE BURLINGTON RESOURCES TRUSTS...........................................3
BURLINGTON RESOURCES FINANCE COMPANY......................................4
USE OF PROCEEDS...........................................................4
RATIO OF EARNINGS TO FIXED CHARGES........................................5
DESCRIPTION OF DEBT SECURITIES............................................5
DESCRIPTION OF CAPITAL STOCK OF BURLINGTON RESOURCES.....................17
DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES...........21
PLAN OF DISTRIBUTION.....................................................24
LEGAL MATTERS............................................................26
EXPERTS..................................................................26

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                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a joint registration statement with the Securities and Exchange Commission; however, we did not include separate financial statements of the Burlington Resources trusts or of Burlington Resources Finance Company in this prospectus because:

     o all of the voting rights of the Burlington Resources trusts and Burlington Resources Finance Company will be owned by Burlington Resources, either directly or through wholly-owned subsidiaries of Burlington Resources, which files regular reports with the Securities and Exchange Commission;

     o neither of the Burlington Resources trusts nor Burlington Resources Finance Company has any operations other than transferring funds to Burlington Resources' subsidiaries; and

     o Burlington Resources will fully and unconditionally guarantee the Burlington Resources trusts' and Burlington Resources Finance Company's obligations and the rights of holders.

     Each time we offer to sell securities, whether by the Burlington Resources trusts, Burlington Resources Finance Company or Burlington Resources, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including any guarantees. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

     Burlington Resources trusts and Burlington Resources Finance Company are not required to file periodic and other documents under the Securities Exchange Act of 1934. Burlington Resources does not intend to include in its consolidated financial statements any separate financial information regarding the Burlington Resources trusts or Burlington Resources Finance Company. Also, in view of Burlington Resources' guarantees, neither of the Burlington Resources trusts nor Burlington Resources Finance Company intends to furnish holders of the debt securities with separate financial statements or other reports.

     This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For more information about Burlington Resources, the Burlington Resources trusts, Burlington Resources Finance Company and the securities covered by this prospectus, you should see the registration statement and the exhibits and schedules. Any statement made in this prospectus concerning the provisions of the documents may be incomplete, and you should refer to the copy of such documents filed as an exhibit to the registration statement with the SEC.

     Burlington Resources files annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. You may also read and copy any document we file at this room located at 450 Fifth Street, N.W., Washington, DC 20549.

     You can also inspect these materials at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information included and the information incorporated by reference in this prospectus.

     We incorporate by reference the following documents and any of Burlington Resources' future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is complete:

     o Burlington Resources' Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     o    Burlington Resources' Current Report on Form 8-K filed February 21,
          2002;

     o Burlington Resources' Report on Form 10-Q for the quarter ended March 31, 2002;

     o The description of Burlington Resources common stock contained in Burlington Resources' Rule 424(b) Prospectus, dated July 7, 1988; and

     o The description of Burlington Resources' rights agreement contained in Burlington Resources' Registration Statement on Form 8-A filed with the SEC on December 18, 1998.

     On request, we will provide without charge a copy of any or all of the above documents incorporated by reference (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Send your written or oral requests to: Jeffery P. Monte, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone: (713) 624-9500.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These projections and statements reflect our current views with respect to future events and financial performance. We cannot assure you, however, that these events will occur or that these projections will be achieved, and our actual results could differ materially from those projected because of various risks, uncertainties and other important factors. These risks, uncertainties and factors include:

     o    fluctuations in commodity pricing and demand;

     o risks associated with exploring for, developing and producing crude oil and natural gas;

     o    risks associated with large development projects;

     o risks inherent in foreign operations such as changes in laws, policies, regulations, taxation and political climate;

     o competition for raw materials and customers in the crude oil and natural gas industry;

     o    changes in laws and regulations affecting our operations;

     o unanticipated changes in operating expenses and capital expenditures and the effects of geopolitical events, including the threat of domestic terrorism;

     o timing and success of integrating the business and operations of acquired businesses;

     o    potential environmental liabilities; and

     o    outcome of pending or threatened litigation.

     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read the description of these factors under the caption "Forward-Looking Statements" in Burlington Resources' latest Annual Report on Form 10-K.

                              BURLINGTON RESOURCES

     Burlington Resources is a holding company engaged, through its principal subsidiaries, Burlington Resources Oil & Gas Company LP, The Louisiana Land and Exploration Company, Burlington Resources Canada Ltd. and Canadian Hunter Exploration Ltd., in the exploration, development, production and marketing of crude oil and natural gas. Burlington Resources is one of the world's largest independent oil and gas companies. Burlington Resources has properties in the United States, Canada, the United Kingdom, South America, Africa and China.

     Burlington Resources' principal executive offices are located at 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone: (713) 624-9500.

                         THE BURLINGTON RESOURCES TRUSTS

     Each of Burlington Resources Capital I and Burlington Resources Capital II is a statutory business trust formed under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State. Each trust's business will be defined in a declaration of trust which will be executed by Burlington Resources, as sponsor and depositor for each of the trusts, and the trustees for each of the trusts. Unless stated otherwise in the prospectus supplement, each trust exists exclusively to:

     o issue and sell the trust preferred securities and the trust common securities;

     o invest the gross proceeds of the sale of the trust preferred securities and trust common securities in a specific series of subordinated debt securities of Burlington Resources; and

     o engage in only those other activities necessary, convenient or incidental to carrying out the first two purposes.

     All of the trust common securities will be owned by Burlington Resources. The trust common securities will rank equally, and payments will be made on the trust common securities pro rata, with the trust preferred securities. However, upon an event of default under the indenture governing the subordinated debt securities, holders of the trust preferred securities have a right to be paid before the holders of the trust common securities on distribution and on liquidation, redemption and otherwise.

     Burlington Resources will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 1% of the total capital of each trust. Each trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable declaration of trust.

     Each trust's business and affairs will be conducted by its trustees, whose obligations and duties will be governed by the declaration of trust. Subject to limited exceptions, the holder(s) of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each trust. At least one of the trustees of each of the trusts will be a person who is an employee or officer of or an affiliate of Burlington Resources. One trustee of each trust will be a financial institution that is not affiliated with Burlington Resources and will act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended. A more detailed description of these provisions will be contained in the prospectus supplement.

     Unless the property trustee maintains a principal place of business in Delaware and otherwise meets the requirements of applicable law, one trustee of each trust will be either an individual or a company who has a residence or a principal place of business in Delaware. Burlington Resources will pay all fees and expenses related to each trust and the offering of securities. Unless otherwise set forth in the prospectus supplement, the property trustee will be The Chase Manhattan Bank and the Delaware trustee will be Chase Manhattan Bank Delaware. The office of the Delaware trustee is 1201 Market Street, Wilmington, Delaware 19801.

     The principal place of business of the Burlington Resources trusts are c/o Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone: (713) 624-9500.

                      BURLINGTON RESOURCES FINANCE COMPANY

     Burlington Resources Finance Company is an unlimited liability company organized in February 2000 under the laws of Nova Scotia, Canada. Burlington Resources Finance Company is a direct wholly-owned subsidiary of Burlington Resources. Burlington Resources Finance Company will issue debt securities which securities will be guaranteed by Burlington Resources.

     The principal place of business of Burlington Resources Finance Company is c/o Burlington Resources Canada Ltd., Suite 3700, 250 6th Avenue, S.W., Calgary, Alberta T2P 3H7, telephone: (403) 260-8000.

                                 USE OF PROCEEDS

     Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes. These may include the reduction of outstanding indebtedness, working capital increases, capital expenditures or acquisitions. Unless we set forth other uses of proceeds in the prospectus supplement, each Burlington Resources trust will use all proceeds received from the sale of trust preferred securities to purchase subordinated debt securities of Burlington Resources. We intend to use the net proceeds from the sale of subordinated debt securities for the general corporate purposes described above.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth Burlington Resources' consolidated ratios of earnings to fixed charges(a) for the indicated periods.

    Three Months Ended
         March 31,                        Year Ended December 31,
--------------------------- ----------------------------------------------------
   2002              2001     2001     2000        1999     1998        1997
--------------   ---------- -------- ---------  --------- ---------- -----------
    1.7x            12.5x     5.3x     5.7x        .9x      ___(b)       3.3x

(a) For purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations available for fixed charges, less equity in undistributed earnings of 20-50% owned companies, together with a portion of rent under long-term operating leases representative of an interest factor. Fixed charges represent interest expense, capitalized interest and a portion of rent under long-term operating leases representative of an interest factor.

(b) Total earnings available for fixed charges in 1998 were inadequate to cover total fixed charges in the amount of approximately $642 million primarily as a result of the impairment of oil and gas assets related to the adoption of Statement of Financial Accounting Standard No. 121 ($706 million pretax or $390 million after tax in 1998).

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. Burlington Resources and Burlington Resources Finance Company may issue senior debt securities and Burlington Resources may issue subordinated debt securities under indentures with Citibank, N.A., as trustee.

     We have summarized selected provisions of the indentures below. The summary is not complete. Burlington Resources Finance Company's senior indenture and the forms of Burlington Resources' senior indenture and subordinated indenture have been incorporated by reference in this registration statement. You should read the indentures for provisions that may be important to you.

     Because we have included only a summary of the indenture terms, you must read the indentures in full to understand every detail of the terms of the debt securities. If you would like to read the indentures in their entirety, see "Where You Can Find More Information."

     For purposes of this section, the "issuer" means Burlington Resources, in the case of debt securities issued by Burlington Resources, and Burlington Resources Finance Company, in the case of debt securities issued by Burlington Resources Finance Company, while the "guarantor" means Burlington Resources, in the case of debt securities issued by Burlington Resources Finance Company, and has no meaning in the case of debt securities issued by Burlington Resources. Also, the term "indenture," in the case of debt securities issued by Burlington Resources Finance Company, includes the guarantee agreement pursuant to which the guarantor guarantees the debt securities.

General

     The debt securities will be unsecured obligations of the issuer. None of the indentures limit the amount of debt securities the issuer may issue.

     You should read the prospectus supplement relating to the particular series of debt securities for the following terms of the offered debt securities:

     o    the title of the debt securities;

     o    any limit upon the aggregate principal amount of the debt securities;

     o    the dates on which the principal of the debt securities is payable;

     o the interest rate of the debt securities, or the method for calculating the interest rate, and the date or dates from which interest will accrue;

     o the interest payment dates and the record dates for the interest payment dates;

     o places where payments of the principal and interest, if any, may be made on the debt securities;

     o the terms and conditions upon which the debt securities may be redeemed at the issuer's option or otherwise;

     o    any mandatory or optional sinking fund or analogous provisions;

     o    the denominations in which the debt securities are issuable;

     o whether any portion of the principal amount of such debt securities is payable upon declaration of the acceleration of the maturity thereof;

     o if other than U.S. dollars, the currency or currency units in which the debt securities are denominated and/or in which payment of the principal of (and premium, if any) and/or interest on the debt securities will or may be payable;

     o any deletions, modifications or additions to the events of default or covenants pertaining to the debt securities;

     o whether the debt securities will be convertible into or exchangeable for other securities or other property; and

     o any other terms not inconsistent with the indentures, including, without limitation, the addition of covenants applicable to the debt securities.

     Unless otherwise indicated in the prospectus supplement, the issuer will issue the debt securities only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. There will not be any service charge for any registration of transfer or exchange of debt securities, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge.

Ranking of Debt Securities

     Burlington Resources' senior debt securities will be unsecured and will rank equally and ratably with Burlington Resources' other unsecured and unsubordinated debt.

     Burlington Resources' subordinated debt securities will be junior in right of payment to all of Burlington Resources' senior indebtedness to the extent described in the prospectus supplement.

     The debt securities issued by Burlington Resources Finance Company will be:

     o senior unsecured obligations of Burlington Resources Finance Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of Burlington Resources Finance Company; and

     o guaranteed on a senior unsecured basis by Burlington Resources, which guarantee will rank equally and ratably with all other unsecured and unsubordinated indebtedness of Burlington Resources.

     Dividend and other distributions to the issuer from the issuer's various subsidiaries may be subject to certain statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of the issuer's creditors to participate in the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the issuer may itself be a creditor with recognized claims against the subsidiary. In the case of debt securities issued by Burlington Resources Finance Company, the claims of holders under the guarantee by Burlington Resources will be effectively subordinated to the claims of creditors of Burlington Resources' subsidiaries other than Burlington Resources Finance Company. The indentures do not restrict the amount of indebtedness that Burlington Resources, Burlington Resources Finance Company or Burlington Resources' other subsidiaries may incur.

Guarantees

     Burlington Resources will fully and unconditionally guarantee to each holder of a debt security issued by Burlington Resources Finance Company and authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium and interest on, the debt security, when and as it becomes due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the debt securities and of the indenture.

     Burlington Resources will:

     o agree that, if an event of default occurs under the debt securities, its obligations under the guarantees will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of the debt securities or the indenture or any supplement thereto,

     o waive its right to require the trustee or the holders to pursue or exhaust their legal or equitable remedies against Burlington Resources Finance Company before exercising their rights under the guarantees, and

     o agree to be subject to the restrictions set forth below under "Limitation on Liens" and "Merger, Amalgamation, Consolidation and Assumption" as if Burlington Resources was the "issuer."

Covenants

     The indentures contain, among others, the covenants summarized below, which will be applicable (unless waived or amended) to any series of debt securities which are outstanding, unless stated otherwise in the prospectus supplement relating to a particular series.

     Important Definitions. The following definitions will help in understanding the meaning of certain words and phrases used in the indenture covenants and discussed in the summary:

     The term "capital stock", as applied to the stock of any person, means the capital stock of every class, whether now or authorized after the date of this prospectus, regardless of whether the capital stock is limited to a fixed sum or percentage with respect to rights of the holders of the capital stock to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of such person.

     The term "consolidated net tangible assets" means the aggregate amount of assets of Burlington Resources and its subsidiaries (less applicable reserves and other properly deductible items) after deducting from the aggregate amount:

     o all current liabilities (excluding any which are by their terms extendible or renewable at the option of the obligor of the liability to a time more than 12 months after the time the amount of such liability is being computed), and

     o all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles of Burlington Resources and its subsidiaries, all as set forth on the most recent balance sheet of Burlington Resources and its subsidiaries and computed in accordance with generally accepted accounting principles.

     The term "debt" means indebtedness for money borrowed.

     The term "lien" means any mortgage, pledge or lien.

     The term "principal property" means any oil, gas or mineral producing property, or any refining, processing, smelting or manufacturing facility, of the issuer or any restricted subsidiary located in the United States of America. The following are not included in the term "principal property":

     o    property employed in transportation, distribution or marketing,

     o    information and electronic data processing equipment,

     o any refinery, preparation plant, concentrator, smelter, mill or handling, processing or manufacturing facility in which the interests held by the issuer, or by one or more restricted subsidiaries or both and by others and the aggregate interest held by the issuer and all of its restricted subsidiaries does not equal or exceed 50%,

     o any property which in the opinion of the board of directors of the issuer is not materially important to the total business conducted by the issuer and its subsidiaries as an entirety or

     o any property or a portion of a particular property which in the opinion of the board of directors of the issuer is not materially important to the use or operation of such property.

     The  term "restricted subsidiary" means a subsidiary of the issuer:

     o substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America,

     o    which owns a principal property and

     o which has stockholders' equity exceeding 2% of consolidated net tangible assets of Burlington Resources.

     The term "stockholders' equity" means, with respect to any person, stockholders' equity as computed in accordance with generally accepted accounting principles.

     The term "subsidiary" means a corporation in which a person and one or more of its subsidiaries own more than 50% of the outstanding voting stock, either directly or indirectly through intermediary subsidiaries.

     Limitation on Liens. The indentures provide that, so long as any debt securities issued under such indenture are outstanding, the issuer will not, and will not allow any of its restricted subsidiaries to, incur, issue, assume or guarantee any debt secured after the date of the applicable indenture by lien on any principal property of the issuer or any restricted subsidiary or any shares of capital stock of or debt of any restricted subsidiary, unless the issuer provides that the debt securities subject to the indenture and, if the issuer chooses, any other debt securities of the issuer or any restricted subsidiary which is not subordinated to such debt securities, are also secured equally and ratably with such secured debt.

     This restriction will not apply if, after giving effect to all such secured debt, the aggregate amount of such secured debt of the issuer and the restricted subsidiaries would not exceed 10% of consolidated net tangible assets.

     In addition, this restriction will not apply to the following and the following will be excluded from constituting secured debt in any computation under the immediately preceding paragraph, debt secured by:

     (1) liens on property or any interest in any property, construction on property or improvement to property to secure all or any part of the costs incurred after the date of the applicable indenture for surveying, exploration, drilling, mining or other extraction, development, construction, alteration, repair or improvement of, in, under or on such property or to secure debt incurred to provide funds for any such purpose (it being understood that, in the case of oil, gas or mineral properties, or interests in such properties, costs incurred after the date of the applicable indenture for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests, which facilities may include, without limitation:

     o any drilling equipment, production equipment and platforms or mining equipment, pipelines, pumping stations or other pipeline facilities;

     o    terminals or warehouses or storage facilities;

     o    bulk plants;

     o production, separation, dehydration, extraction, treating and processing facilities;

     o gasification or gas liquefying facilities, flares, stacks or burning towers;

     o    flotation mills, crushers and ore handling facilities;

     o tank cars, tankers, barges, ships, trucks, automobiles, airplanes or other marine, automotive, aeronautical or other similar moveable facilities or equipment;

     o    computer systems and associated programs or office equipment;

     o    roads, airports and docks (including drydocks);

     o    reservoirs or waste disposal facilities;

     o    sewers, generating plants or electric lines;

     o telephone and telegraph lines, radio and other communications facilities;

     o townsites, housing facilities, recreation halls, stores and other related facilities; and

     o similar facilities and equipment of or associated with any of the above, whether or not in whole or in part located or from time to time located at or on such properties, projects, ventures or the situs of such other arrangements);

     (2) liens or the creation of encumbrances on an oil and/or gas or mineral producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments of purchase or sale of, or the transportation or distribution of, the products derived from such property;

     (3) liens on:

     o drilling equipment, production equipment and platforms or mining equipment, pipelines, pumping stations or other pipeline facilities;

     o    terminals or warehouses or storage facilities;

     o    bulk plants;

     o production, separation, dehydration, extraction, treating and processing facilities;

     o gasification or gas liquefying facilities, flares, stacks or burning towers;

     o    flotation mills, crushers and ore handling facilities;

     o tank cars, tankers, barges, ships, trucks, automobiles, airplanes or other marine, automotive, aeronautical or other similar moveable facilities or equipment;

     o    computer systems and associated programs or office equipment;

     o    roads, airports and docks (including drydocks);

     o    reservoirs or waste disposal facilities;

     o    sewers, generating plants or electric lines;

     o telephone and telegraph lines, radio and other communications facilities;

     o townsites, housing facilities, recreation halls, stores and other related facilities;

     o real and personal property used primarily for purposes other than those of principal properties; and

     o similar facilities and equipment of or associated with any of the above, whether or not in whole or in part located or from time to time located at or on such properties, projects, ventures or the situs of such other arrangements;

     (4) liens on property existing at the time of acquisition of such property or mortgages to secure the payment of all or any part of the purchase price of such property or to secure any debt, incurred prior to, at the time of or within 24 months after the acquisition of such property for the purpose of financing all or any part of the purchase price of such property;

     (5) liens:

     o in favor of the United States of America, any State or municipality of the United States of America, or any other country or any political subdivision, department, agency or instrumentality of any of them to secure moneys borrowed from or by such authorities, whether or not such moneys are borrowed or the repayment of such moneys is guaranteed by the issuer or by any restricted subsidiary, including, without limitation, liens to secure debt issued, assumed or guaranteed in pollution control or industrial revenue bond financings, or

     o to secure the performance of any covenant or obligation to or in favor of or entered into at the request of such authorities where such security is required pursuant to any contract, order, direction, regulation or statute;

     (6) liens in existence prior to the date of the applicable indenture;

     (7) liens by any restricted subsidiary pursuant to the terms of any trust deed or similar document entered into by such restricted subsidiary, or by a predecessor of such restricted subsidiary, prior to the date when it became a subsidiary;

     (8) liens existing on any of the properties of, or on any shares of capital stock or debt of, a corporation (including, but not limited to, a restricted subsidiary) at the time when such corporation becomes a subsidiary or is consolidated with or merged into the issuer or a subsidiary or liens existing upon property, capital stock or debt at the time of acquisition of such;

     (9) liens which secure only indebtedness owing by a subsidiary to the issuer or by a subsidiary or the issuer to a subsidiary;

     (10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) to (9) inclusive, so long as such extension, renewal or replacement of such lien is limited to all or any part of the same property, shares of capital stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property);

     (11) pledges or deposits under workmen's compensation, unemployment insurance or similar statutes, mechanics', workmen's, repairmen's, materialmen's, carriers' or other similar liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such liens;

     (12) liens:

     o created by or resulting from any litigation or other proceedings, including liens arising out of judgments or awards against the issuer or any restricted subsidiary, with respect to which the issuer or such restricted subsidiary is in good faith prosecuting an appeal or proceeding for review, or

     o incurred by the issuer or any restricted subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such restricted subsidiary is a party;

     (13) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings, landlord's liens on property held under lease, and other liens of a nature similar to those described above in this clause (13) which do not, in the opinion of the issuer or such restricted subsidiary, materially impair the use of such property in the operation of the business of the issuer or such restricted subsidiary or the value of such property for the purpose of such business;

     (14) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the issuer or any restricted subsidiary; and

     (15) liens secured by pipeline assets of El Paso Natural Gas Company.

     Under the indentures, the following types of transactions, among others, will not be deemed to create debt secured by a lien: the sale (including any forward sale) or other transfer of

     o oil, gas, gold or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize from such oil, gas, gold or other minerals a specified amount of money (however determined) or a specified amount of such minerals, or

     o any other interest in property of the character commonly referred to as a "production payment," "ore payment," "royalty interest," "overriding royalty interest," or "mineral payment," or farmouts, the creation of working interest, joint operating or unitization agreements, or other similar transactions.

Merger, Amalgamation, Consolidation and Assumption

     The issuer may, without the consent of any holders of outstanding debt securities, consolidate or amalgamate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any other corporation, partnership, limited liability company, unlimited liability company or trust, provided that:

     o the person formed by such consolidation or amalgamation or into which the issuer is merged or which acquires the issuer's assets expressly assumes the issuer's obligations on the debt securities and under the indentures; and

     o    other conditions described in the indentures are met.

     The issuer may also, at any time, without complying with the above conditions, convey, transfer or lease its assets substantially as an entirety to any of its wholly-owned subsidiaries.

     Additionally, Burlington Resources Finance Company, in the case of debt securities issued by it, may assign all of its obligations under the debt securities and the indenture to Burlington Resources or any of its subsidiaries, provided that the person to which such obligations are assigned expressly assumes Burlington Resources Finance Company's obligations under the debt securities and the indenture and other conditions described in the indenture are met.

     Upon compliance with these provisions, the issuer will be relieved of its obligations under the indentures and the debt securities.

Events of Default; Rights on Default

     Each of the indentures defines an event of default with respect to debt securities of any series as any of the following events:

     o    the issuer fails to pay interest for 30 days after it is due;

     o    the issuer fails to pay principal when due;

     o the issuer fails to deposit any sinking fund payment when due, if applicable to the series of debt securities;

     o the issuer or the guarantor, if any, defaults for 90 days after appropriate notice in the performance of any other covenant in the debt securities, the applicable indenture or the guarantee agreement, as applicable;

     o the issuer or the guarantor, if any, has an event of bankruptcy, insolvency or reorganization; or

     o the guarantee, if any, ceases to be in full force and effect (other than in accordance with the terms of the guarantee agreement) or the guarantor denies or disaffirms its obligations under the guarantee.

     If an event of default occurs with respect to a particular series (but not all series) of debt securities as a result of a failure to make a principal or interest payment or because of a failure to perform another covenant, the principal amount of all outstanding debt securities of that particular series and accrued interest may be declared due and payable immediately by either:

     o    the trustee; or

     o    the holders of at least 25% in principal amount of that series.

     If an event of default occurs with respect to all series of debt securities as a result of a failure to perform a covenant or because of bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities and accrued interest may be declared due and payable immediately by either:

     o    the trustee; or

     o the holders of at least 25% in principal amount of all outstanding debt securities under the indenture.

     The holders of a majority in principal amount of the outstanding debt securities of any series affected, with each series voting as a separate class, have the power to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the direction must not conflict with any rule of law or the indentures. Before proceeding to exercise any right or power under the indentures at the direction of the holders, the trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with their direction.

     The issuer and the guarantor, if any, must furnish the trustee annually with a statement that, to the best knowledge of the officers signing the statement, the issuer or the guarantor, as the case may be, is not in default in the performance of the terms of the indentures or, if the officers know that the issuer or the guarantor, as the case may be, is in default, specifying the default. The indentures require the trustee to give to all holders of outstanding debt securities notice of any default by the issuer or the guarantor unless the default has been cured or waived. However, except for a default in the payment of principal of or interest on any outstanding debt securities, the trustee can withhold notice if the board of directors, the executive committee or a trust committee of directors or officers of the trustee in good faith determine that withholding notice is in the interest of the holders of the outstanding debt securities.

Defeasance

     If any series of debt securities have either:

     o become due and payable or are by their terms due and payable within one year; or

     o    are to be called for redemption within one year,

the indentures provide that the issuer may discharge substantially all of its or the guarantor's, if any, obligations to holders of these series of debt securities that have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee enough funds to pay the principal of and interest on the debt securities when the series matures.

     The issuer can also discharge substantially all of its and the guarantor's, if any, obligations for any series of debt securities, including its or the guarantor's, if any, obligations under the covenants in the indentures (other than its or the guarantor's, if any, obligations to pay principal or interest on the debt securities), by irrevocably depositing with the trustee enough funds to pay the principal of and interest on the debt securities when the series matures. The issuer must also obtain an opinion of counsel to the effect that as a result of the defeasance, holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes, and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance had not occurred.

Changes in Control and Highly Leveraged Transactions

     The indentures do not contain provisions requiring the issuer or the guarantor, if any, to redeem or to adjust the terms of the debt securities upon a change in control.

     Other than restrictions on liens described under "-- Covenants" above, the indentures do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction.

Modification of the Indentures

     The indentures and the guarantee agreement provide that the issuer, the guarantor, if any, and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

     o    secure any of the debt securities;

     o evidence the assumption by a successor corporation of the issuer's or the guarantor's obligations, as the case may be, as described under "-- Merger, Amalgamation, Consolidation and Assumption" above;

     o add covenants and events of default for the protection of the holders of all or any particular series of debt securities;

     o change or eliminate any of the provisions of the indentures, provided that any such change or elimination shall become effective only after there are no debt securities of any series entitled to the benefit of such provision outstanding;

     o    establish the forms or terms of debt securities of any series;

     o    cure any ambiguity or correct any inconsistency in the indentures; or

     o    evidence the acceptance of appointment by a successor trustee.

     The indentures and the guarantee agreement also contain provisions permitting the issuer, the guarantor, if any, and the trustee to add any provisions to, or change in any manner or eliminate any of the provisions of, the indentures or the guarantee agreement, as the case may be, or modify in any manner the rights of the holders of such debt securities with the consent of the affected holders of at least a majority in principal amount of all series of debt securities then outstanding, with each such series voting as a separate class. However, the issuer, the guarantor, if any, and the trustee may not, without the consent of the affected holder of each outstanding debt security:

     o change the stated maturity of the principal of or any installment of interest on any debt security;

     o    reduce the principal amount;

     o    reduce the rate of interest;

     o change the place of payment where, or the coin or currency in which, interest is payable;

     o impair the right to institute suit for the enforcement of any payment when due;

     o reduce the percentage in principal amount of debt securities requiring consent of holders for any modification; or

     o release the guarantee, if any, except in compliance with the terms of the guarantee agreement and the indenture.

Book-Entry Debt Securities -- Registration, Transfer, Exchange and Payment

     The issuer intends to issue each series of its debt securities in "book-entry" form, represented by one or more global certificates registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. However, the issuer reserves the right to issue debt securities in certificate form registered in the names of the holders of the debt securities.

     Ownership of beneficial interests in the global certificates representing the particular series of debt securities will be limited to persons who have accounts with DTC ("participants"), or persons that may hold interests through participants. DTC will keep on its computerized book-entry and transfer system a record of the principal amounts of debt securities held in the accounts of the participants. Participants, in turn, will keep records of the interests of their clients who have purchased debt securities through them. Beneficial interests in the global certificates may be shown only on, and may be transferred only through, records maintained by DTC and its participants. The laws of some states require that certain purchasers of securities take delivery of the securities only in certificate form. These laws may limit the ability of holders of beneficial interests in the global certificates to transfer those interests to certain persons who might otherwise wish to purchase those interests.

     DTC has provided the issuer the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Payments of interest and principal will be made to DTC, who in turn will credit payment to the accounts of its participants. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global certificates as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with certificates on a record date, by using an omnibus proxy. Payments by participants to holders of beneficial interests in the global certificates, and voting by participants, will be governed by the customary practices between the participants and holders of beneficial interests, as is the case with securities held for the account of customers registered in "street names."

     The issuer, the trustee and the paying agent will treat DTC as the sole owner of the global certificates for all purposes. Accordingly, the issuer, the trustee and any paying agent will have no responsibility or liability:

     o for the records relating to beneficial ownership interests in the global certificates; or

     o for the payments of principal and interest due for the accounts of beneficial holders of interest in the global certificates.

     Unless the issuer decides to issue the debt securities in certificate form, the global certificates representing a series of debt securities may not be transferred. However, a global certificate may be transferred by DTC to its nominees or successors.

     A series of debt securities represented by global certificates will be exchangeable for debt securities in certificate form with the same terms in authorized denominations only if:

     o DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law, and we do not appoint a successor depositary within 90 days; or

     o The issuer decides not to require all of the debt securities of a series to be represented by global certificates and notifies the trustee of that decision.

     The issuer has obtained the foregoing information concerning DTC and DTC's book-entry system from DTC and other sources it believes reliable, but we take no responsibility for the accuracy of this information.

Applicable Law

     The debt securities and the indentures will be governed by and construed in accordance with the law of the State of New York.

Trustee

     Citibank, N.A. is the trustee under the indentures for Burlington Resources' and Burlington Resources Finance Company's senior debt securities and Burlington Resources' subordinated debt securities. Citibank, N.A. serves as trustee under various indentures relating to our obligations. We have customary banking relationships with Citibank, N.A., including its participation as one of the agent banks in our revolving credit agreements.

              DESCRIPTION OF CAPITAL STOCK OF BURLINGTON RESOURCES

Burlington Resources' certificate of incorporation authorizes the issuance of 325,000,000 shares of common stock and 75,000,000 shares of preferred stock, of which 3,250,000 shares are designated Series A Junior Participating Preferred Stock. Burlington Resources common stock, par value $.01 per share, is the Company's only outstanding class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding is entitled to one vote. As of December 31, 2001, there were 200,792,993 shares of common stock outstanding held by approximately 17,531 holders of record, excluding holders whose shares of record are held by brokers. As of the date of this prospectus, there were no shares of preferred stock issued or outstanding except for one share of special voting stock which was issued and outstanding. This special voting share was issued for the benefit of holders of exchangeable shares issued by our wholly-owned subsidiary, Burlington Resources Canada Inc., in connection with Burlington Resources' November 1999 acquisition of Poco Petroleums Ltd. The voting share was entitled to one vote for each exchangeable share outstanding (other than those held by Burlington Resources or any entity controlled by it). As of the date of this prospectus, Burlington Resources Canada Inc. was no longer in existence and there were no outstanding exchangeable shares. As a result, there are no exchangeable shares entitled to the benefit of the special voting share and the special voting share has no voting rights. If the special voting share is purchased or otherwise acquired by Burlington Resources, it will be deemed retired and will be canceled and may not thereafter be reissued or otherwise disposed of by Burlington Resources. Burlington Resources is now permitted to cancel the special voting stock at any time and is in the process of doing so. Because the following description of our capital stock is a summary, it does not contain all the information that may be important to you. You should read the following documents for more complete information:

     o    Burlington Resources' certificate of incorporation, as amended;

     o    Burlington Resources' by-laws, as amended; and

     o    the Rights Agreement, effective December 16, 1998, as amended.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends as may be declared by Burlington Resources' board of directors out of legally available funds. In the event of Burlington Resources' liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities and no redemption provisions apply to the common stock. All of the outstanding shares of common stock are, and the shares offered hereby will be, fully paid and nonassessable.

Preferred Stock

     Burlington Resources' certificate of incorporation authorizes its board of directors to issue shares of preferred stock in one or more series. The board of directors is authorized to designate, for each series of preferred stock, the number of shares of such series, the voting powers, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions. You should read the certificate of designation relating to a particular series of preferred stock for specific terms.

     Burlington Resources has no present plans to issue any of the preferred stock, except as required under the Rights Agreement.

Rights Agreement

     Each share of common stock currently has a right associated with it. Generally, each right consists of the right to purchase, for $200, 1/100 of a share of Burlington Resources Series A Junior Participating Preferred Stock. The terms of the rights are set forth in the rights agreement.

     The rights may be exercised only if the distribution date occurs. The distribution date is the earlier of either:

     o the first date that it is publicly announced that a person or group has acquired 15% or more of Burlington Resources' voting power; or

     o the date that is 10 business days (or a later date selected by our board of directors) after a person or group begins, or announces an intention to begin, a tender or exchange offer for 15% or more of Burlington Resources' voting power.

     If a person or group acquires 15% or more of our voting power without the prior approval of the board of directors, then Burlington Resources' stockholders, other than the acquiror, will be entitled to purchase, for

$200, Burlington Resources common stock, or, in certain circumstances, cash, property or our other securities, with a market value equal to $400. This is commonly referred to as the "flip-in" feature of the rights.

     If a person or group acquires 15% or more of Burlington Resources' voting power without the prior approval of the board of directors and then either acquires Burlington Resources in a merger or other business combination transaction or causes the sale or transfer of more than 50% of Burlington Resources' assets or earning power, then Burlington Resources' stockholders, other than the acquiror, will be entitled to purchase, for $200, common stock of the acquiror with a market value equal to $400. This is commonly referred to as the "flip-over" feature of the rights.

     The rights will expire automatically in 10 years, on December 16, 2008, but Burlington Resources has the option of redeeming or exchanging the rights prior to that time.

     Burlington Resources may redeem all of the rights at any time before a person or group announces that it has acquired 15% or more of Burlington Resources' voting power. The circumstances under which Burlington Resources may redeem the rights are more fully described in the rights agreement. Each right may be redeemed at the price of $.01 per right. The rights cannot be exercised until after the redemption period has passed. If Burlington Resources redeems the rights, the rights will no longer be exercisable and will terminate.

     Furthermore, Burlington Resources may exchange all or a portion of the rights at any time after a person or group acquires 15% or more of Burlington Resources' voting power, at an exchange ratio of one share of common stock per right. If the board of directors orders the exchange of the rights, the rights will no longer be exercisable and will terminate. Until a right is exercised or exchanged, the holder of that right will not have any rights as a stockholder, including the right to vote or receive dividends, simply as a result of being a holder of that right.

     Each 1/100 of a share of Series A Junior Participating Preferred Stock that may be issued upon exercise of a right is intended to be comparable to one share of common stock with respect to dividend, voting, liquidation and other rights. The Series A Junior Participating Preferred Stock will rank junior to all other series of our preferred stock with respect to dividend payments and distributions of assets in liquidation. The Series A Junior Participating Preferred Stock will not be redeemable.

Provisions Affecting Control of Burlington Resources

     Certificate of Incorporation. Under the Delaware General Corporation Law (the "DGCL"), the approval by the affirmative vote of the holders of a majority of the outstanding stock of a corporation entitled to vote on the matter generally is required for a merger, consolidation or sale, lease or exchange of all or substantially all the corporation's assets to be consummated. Burlington Resources' certificate of incorporation provides certain restrictions on business combinations with interested stockholders or their affiliates. Accordingly, Burlington Resources' certificate of incorporation requires the affirmative vote of at least 51% of the voting stock, excluding the vote of any interested stockholder, for the adoption or authorization of a business combination unless the disinterested directors determine that:

     o the interested stockholder is the beneficial owner of at least 80% of the voting stock and has agreed to vote in favor of the business combination; or

     o the fair market value of the consideration per share to be received or retained by the stockholders in the business combination is equal to or greater than the consideration per share paid by the interested stockholder in acquiring the largest number of shares of that class of stock previously acquired in any one transaction or series of related transactions and the in-terested stockholder has not received the benefit of any loans, advances, guarantees, pledges or other financial assistance provided by Burlington Resources.

     Directors. The DGCL permits the certificate of incorporation or the by-laws of a corporation to contain provisions governing the number and qualifications of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, that number may not be changed without amending the certificate of incorporation. Burlington Resources' by-laws state that the number of directors shall be any number not less than one, determined from time to time by a vote of a majority of the directors then in office. Pursuant to Burlington Resources' by-laws, directors are elected at the annual meeting of stockholders for a term of one year.

     Amendments to the Certificate of Incorporation. Under the DGCL, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and (if applicable) the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class. If any amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize the amendment. Burlington Resources' certificate of incorporation provides that no amendment to the certificate of incorporation shall amend, alter or repeal the provisions of Article 14 (action by stockholders without a meeting) or Article 15 (special voting requirements) without the affirmative vote of not less than 51% of the voting stock (as it is defined in the certificate of incorporation), excluding the vote of any interested stockholder.

     By-Laws. Under the DGCL, the power to adopt, alter and repeal the by-laws is vested in the stockholders, except to the extent that a corporation's certificate of incorporation or by-laws vest it in the board of directors. However, the conferral of the power to adopt, alter and repeal the by-laws upon the directors does not divest the stockholders of their power to adopt, amend or repeal the by-laws. Burlington Resources' certificate of incorporation grants the board of directors the power to make and alter the by-laws subject to certain restrictions and the provisions of the by-laws. With certain exceptions and subject to the power of the stockholders to amend and alter the by-laws, the by-laws provide that the by-laws may be altered or repealed:

     o by the affirmative vote of the holders of a majority of shares present or represented and entitled to vote at a meeting of stockholders; or

     o    by the affirmative vote of a majority of the whole board of directors.

     Special Meetings. The DGCL provides that a special meeting of stockholders may be called by the board of directors or by any person or persons authorized by a corporation's certificate of incorporation or by-laws. Burlington Resources' by-laws provide that special meetings may be called only by a majority of the board of directors, the chairman of the board, or the president.

     Written Consent of Stockholders. Under the DGCL, unless otherwise provided in the corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted and such votes are delivered to the corporation. Burlington Resources' certificate of incorporation provides that any action by stockholders shall be taken at a meeting of stockholders and no action may be taken by written consent of the stockholders.

     Preemptive Rights. Under the DGCL, a stockholder does not have preemptive rights unless such rights are specifically granted in the corporation's certificate of incorporation. Burlington Resources' certificate of incorporation provides that no holder of stock of any class shall have, as such holder, any preemptive or preferential right with respect to any stock of any class or to any securities convertible into shares of stock.

     Delaware Business Combination Law. Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a business combination (defined as a variety of transactions, including mergers, asset sales, issuance of stock and other transactions resulting in a financial benefit to the interested stockholder) with an "interested stockholder" (defined generally as a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an interested stockholder unless:

     o prior to the date such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o on or subsequent to the date such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

     A corporation may adopt an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203 of the DGCL if, in addition to any other vote required by law, the amendment is approved by the affirmative vote of a majority of the shares entitled to vote. However, the amendment generally will not be effective until 12 months after its adoption and will not apply to a business combination with an interested stockholder who was such on or prior to the adoption of the amendment. Burlington Resources has not adopted an amendment to its certificate of incorporation or by-laws by which it elects not to be governed by Section 203 of the DGCL.

                         DESCRIPTION OF TRUST PREFERRED
                         SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

     Each declaration of trust will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities (together, the "trust securities"). Each declaration will be qualified as an indenture under the Trust Indenture Act.

     The trust preferred securities will have the terms set forth in the applicable declaration or made part of the declaration by the Trust Indenture Act. You should read the prospectus supplement relating to the particular trust preferred securities of a trust for specific terms, including:

     o    the distinctive designation of trust preferred securities;

     o    the number of trust preferred securities to be issued;

     o the annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;

     o whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on the securities will be cumulative;

     o the amount or amounts which will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     o any conversion or exchange provisions applicable to the trust preferred securities;

     o the terms and conditions, if any, upon which the related series of the applicable subordinated debt securities may be distributed to holders of trust preferred securities;

     o the obligation, if any, of the Burlington Resources trust to purchase or redeem the trust preferred securities it issued and the price or prices at which, the period or periods within which and the terms and conditions upon which these securities will be purchased or redeemed, in whole or in part, pursuant to such obligation;

     o the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration of the trust; and

     o    any other specific terms of the trust preferred securities.

     Pursuant to each declaration, the property trustee will own the subordinated debt securities purchased by the applicable trust for the benefit of the holders of the trust preferred securities. Burlington Resources will guarantee to the extent described under the heading "-- Trust Guarantees" the payment of distributions out of money held by the trusts and payments upon redemption of trust preferred securities or liquidation of any trust.

     The material federal income tax considerations applicable to an investment in trust preferred securities will be described in the prospectus supplement relating thereto.

Trust Common Securities

     In connection with the issuance of trust preferred securities, each Burlington Resources trust will also issue one series of trust common securities. Each declaration of trust authorizes the administrative trustee of a trust to issue on behalf of the trust one series of trust common securities with the terms set forth in the declaration of trust. Except as otherwise provided in the prospectus supplement relating to the trust preferred securities, the terms of the trust common securities will be substantially identical to the terms of each trust preferred security. The trust common securities will rank equally and payments will be made pro rata with the trust preferred securities. However, upon an event of default under the indenture governing the subordinated debt securities, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of a trust. Burlington Resources will own, directly or indirectly, all of the trust common securities of each trust.

Trust Guarantees

     Set forth below is a summary of information concerning the trust guarantees that Burlington Resources will execute and deliver for the benefit of the holders of trust preferred securities of the respective trusts. The accompanying prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. Because this is a summary, it does not contain all of the information in the trust guarantee. You should read the entire trust guarantee, which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

     General. Burlington Resources will irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay in full, to the holders of trust securities as and when due, regardless of any defense, right of set-off or counterclaim which the applicable trust may have or assert:

     o any accrued and unpaid distributions required to be paid on the trust securities, to the extent the trust has available funds at such time;

     o the redemption price, including all accrued and unpaid distributions, payable out of available funds with respect to any trust securities called for redemption by the trust; and

     o if Burlington Resources liquidates the trust, except in connection with the distribution of subordinated debt securities to the holders of trust securities or the redemption of all of the trust securities issued by the trust, the lesser of

          (i) the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust securities of the series to the date of payment and

          (ii) the amount of assets of the trust remaining available for distribution to holders of trust securities of the series in liquidation.

     Burlington Resources' obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust securities or by causing the applicable trust to pay the required amounts to the holders.

     Amendments and Assignment. Generally, the trust guarantee with respect to any series of trust securities may be changed only with the prior approval of the holders of at least a majority in liquidation preference of the outstanding trust preferred securities of the series. However, if the changes do not adversely affect the rights of holders of trust preferred securities of any series in any material respect, no vote will be required. We will describe the manner of obtaining any approval of holders of the trust preferred securities of each series in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee shall bind Burlington Resources' successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the applicable series of trust preferred securities then outstanding.

     Termination of the Trust Guarantees. Each trust guarantee will terminate as to the trust preferred securities issued by the applicable trust upon:

     o full payment of the redemption price of all trust securities of the trust;

     o distribution of the subordinated debt securities held by the trust to the holders of the trust securities of the trust; or

     o full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust.

     Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee. The subordination provisions of the subordinated debt securities and the trust guarantees, respectively, will provide that in the event payment is made on the subordinated debt securities or the trust guarantees in contravention of such provisions such payments will be paid over to the holders of senior indebtedness.

     Ranking of the Trust Guarantee. Each trust guarantee will constitute Burlington Resources' unsecured obligation and will rank:

     o subordinate and junior in right of payment to all of Burlington Resources' other liabilities;

     o equally with the most senior preferred or preference stock, if any, hereafter issued by Burlington Resources and with any guarantee hereafter entered into by Burlington Resources in respect of any preferred or preference stock or interests of any affiliate of Burlington Resources; and

     o    senior to the common stock.

     Each declaration will provide that each holder of trust securities by accepting the security agrees to the subordination provisions and other terms of the applicable trust guarantee.

     Each trust guarantee will constitute a guarantee of payment and not of collection. The trust guarantee will be deposited with the property trustee to be held for the benefit of any series of trust securities. The property trustee will have the right to enforce the trust guarantee on behalf of the holders of any series of trust securities. The holders of not less than a majority in aggregate liquidation preference of a series of trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the trust guarantee applicable to the series of trust preferred securities, including giving directions to the property trustee. If the property trustee fails to enforce the trust guarantee, any holder of trust securities of a series to which the trust guarantee pertains may institute a legal proceeding directly against Burlington Resources to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under such trust guarantee.

     Governing Law. Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     o    through underwriters or dealers;

     o    through agents;

     o    directly to purchasers; or

     o    through a combination of any such methods of sale.

     Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered hereby.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by Burlington Resources, the Burlington Resources trusts and/or Burlington Resources Finance Company against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     The legality of the debt and equity securities of Burlington Resources other than the guarantees of the trust securities will be passed upon for us by Cahill Gordon & Reindel, New York, New York. The legality of the trust securities will be passed upon for us by Richards, Layton & Finger, P.A. The legality of the debt securities of Burlington Resources Finance Company will be passed upon for us by Stewart McKelvey Stirling Scales, Halifax, Nova Scotia, Canada, and Cahill Gordon & Reindel. Certain legal matters will be passed on for the underwriters, dealers or agents by Cravath, Swaine & Moore, New York, New York. Kenneth W. Orce, a member of Burlington Resources' board of directors, is a senior partner of Cahill Gordon & Reindel and, as of March 31, 2001, beneficially owned 36,877 shares of Burlington Resources common stock, including 24,252 currently exercisable options.

                                     EXPERTS

     The consolidated financial statements of Burlington Resources Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's change in accounting method for its derivatives and hedging activities as described in Note 5 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Canadian Hunter Exploration Ltd. prior to fiscal year 2001 incorporated in this prospectus by reference to the Burlington Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Burlington Resources Canada Ltd. (formerly Burlington Resources Canada Energy Ltd., formerly Poco Petroleums Ltd.) prior to fiscal year 2000 incorporated in this prospectus by reference to the Burlington Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.*

          Securities and Exchange Commission Registration
            Fee**...............................................  $    38,750
          Cost of Printing......................................       50,000
          Rating Agency Fees....................................      200,000
          Independent Accountants' Fees and Expenses............      100,000
          Legal Services and Expenses (including Blue Sky
            fees and expenses)..................................      200,000
          Trustees' Fees and Expenses...........................       25,000
          Miscellaneous.........................................        5,000
                                                                  -----------
               Total............................................  $   618,750
                                                                  ===========

----------

* Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates.

** Excludes fees of $99,250 which are a portion of the fees previously paid in connection with $1,500,000,000 of securities of the registrants under Registration Statement No. 333-61600, of which $397,000,000 of securities remain unsold. Such Registration Statement was declared effective on June 29, 2001.

ITEM 15.  Indemnification of Directors and Officers.

Burlington Resources Inc.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of Burlington Resources Inc.'s by-laws requires indemnification of directors and officers to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, Burlington Resources Inc.'s by-laws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of Burlington Resources Inc., or is or was serving at the request of Burlington Resources Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with re-spect to an employee benefit plan. Burlington Resources Inc.'s by-laws also provide that it may, by action of its board of directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a Delaware corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 13 of Burlington Resources Inc.'s certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of Burlington Resources Inc. shall not be liable to Burlington Resources Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 13 shall not adversely affect any right or protection of a director of Burlington Resources Inc. for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The DGCL and Burlington Resources Inc.'s certificate of incorporation may have no effect on claims arising under the federal securities laws.

     Burlington Resources Inc. maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of Burlington Resources Inc. and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of Burlington Resources Inc. and/or its subsidiaries, as the case may be.

Burlington Resources Trusts

     Prior to the issuance of trust preferred securities by a Burlington Resources trust, the existing declaration of trust pursuant to which such Burlington Resources trust is organized will be amended and restated to provide that no trustee, or affiliate of any trustee, or officer, director, shareholder, employee, representative or agent of any regular trustee or of any such affiliate, or employee or agent of the applicable Burlington Resources trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Burlington Resources trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each declaration of trust will also provide that to the fullest extent permitted by applicable law, Burlington Resources Inc. shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Burlington Resources trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each declaration of trust will further provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Burlington Resources Inc. prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the

Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such declaration of trust.

Burlington Resources Finance Company

     The Articles of Association of Burlington Resources Finance Company provide, in substance, that every director and officer of Burlington Resources Finance Company shall, in the absence of any dishonesty on the part of such person, be indemnified by Burlington Resources Finance Company against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of Burlington Resources Finance Company.

The Registrants

     Reference is made to the forms of underwriting agreements, to be filed as Exhibits 1.1, 1.2 and 1.3 hereto, respectively, which contain provisions for indemnification of each of the registrants, their directors, officers and any controlling persons, by the underwriters against certain liabilities for information furnished by the underwriters.

     For a statement of the registrants' undertakings with respect to indemnification of directors and officers, see Item 17 below.

ITEM 16.  Exhibits.

 1.1** -- Form of Underwriting Agreement among Burlington Resources Inc. and the Underwriter(s) with respect to Debt Securities of Burlington Resources Inc., Common Stock of Burlington Resources Inc. and Preferred Stock of Burlington Resources Inc. (incorporated herein by reference to Exhibit 1.1 to Burlington Resources Inc.'s Registration Statement No. 333-83163).

 1.2** -- Form of Underwriting Agreement among Burlington Resources Finance
          Company, Burlington Resources Inc. and the Underwriter(s) with respect to Debt Securities of Burlington Resources Finance Company (incorporated herein by reference to Exhibit 1 to Burlington Resources Inc.'s Form 8-K filed February 8, 2001).

 1.3* -- Form of Underwriting Agreement among the Burlington Resources trusts, Burlington Resources Inc. and the Underwriter(s) with respect to trust preferred securities.

 1.4* -- Form of Agency Agreement.

 1.5* -- Form of Distribution Agreement.

 4.1** -- Form of Senior Indenture of Burlington Resources Inc.
          (incorporated herein by reference to Exhibit 4.1 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

 4.2** -- Form of Subordinated Indenture of Burlington Resources Inc.
          (incorporated herein by reference to Exhibit 4.2 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

 4.3** -- Indenture, dated as of February 12, 2001, between Burlington
          Resources Finance Company and Citibank, N.A., (as Trustee) (incorporated herein by reference to Exhibit 4.1 to Burlington Resources Inc.'s Registration Statement No. 333- on Form S-4 filed April 29, 2002).

 4.4** -- Certificate of Trust of Burlington Resources Capital I
          (incorporated herein by reference to Exhibit 4.3 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

 4.5** -- Certificate of Trust of Burlington Resources Capital II
          (incorporated herein by reference to Exhibit 4.4 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

 4.6** -- Declaration of Trust of Burlington Resources Capital I
          (incorporated herein by reference to Exhibit 4.5 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

 4.7** -- Declaration of Trust of Burlington Resources Capital II
          (incorporated herein by reference to Exhibit 4.6 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

 4.8** -- Form of Guarantee relating to Burlington Resources Capital I
          (incorporated herein by reference to Exhibit 4.8 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

 4.9** -- Form of Guarantee relating to Burlington Resources Capital II
          (incorporated herein by reference to Exhibit 4.9 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

4.10** -- Guarantee Agreement, dated February 12, 2001, of Burlington
          Resources Inc. with respect to Senior Debt Securities of Burlington Resources Finance Company (incorporated herein by reference to Exhibit
          4.5 to Burlington Resources Inc.'s Registration Statement No. 333- on Form S-4 filed April 29, 2002).

4.11* -- Form of Senior Debt Security of Burlington Resources Inc.

4.12* -- Form of Subordinated Debt Security of Burlington Resources Inc.

4.13** -- Form of Senior Debt Security of Burlington Resources Finance
          Company with Form of Guarantee of Burlington Resources Inc. (incorporated herein by reference to Exhibit 4.3 to Burlington Resources Inc.'s Form 8-K filed February 8, 2001).

  4.14 -- Copies of the instruments with respect to Burlington Resources Inc.'s long-term debt either have been filed with the Securities and Exchange Commission or are available to the Securities and Exchange Commission upon request.

4.15** -- Form of Rights Agreement dated as of December 16, 1998, between
          Burlington Resources Inc. and EquiServe Trust Company, N.A. (the current Rights Agent), which includes, as Exhibit A thereto, the form of Certificate of Designation specifying terms of the Series A Junior Participating Preferred Stock and, as Exhibit B thereto, the form of Rights Certificate (incorporated herein by reference to Exhibit 1 to Burlington Resources Inc.'s Form 8-A filed December 18, 1998).

4.16** -- Form of Amended and Restated Declaration of Trust of Burlington
          Resources Capital I (incorporated herein by reference to Exhibit 4.17 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

4.17** -- Form of Amended and Restated Declaration of Trust of Burlington
          Resources Capital II (incorporated herein by reference to Exhibit 4.18 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

4.18** -- Form of Indenture of Burlington Resources Inc. in relation to the
          Trust Preferred Securities (incorporated herein by reference to Exhibit 4.19 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

  5.1  -- Opinion of Cahill Gordon & Reindel.

  5.2  -- Opinion of Richards, Layton & Finger, P.A.

  5.3  -- Opinion of Stewart McKelvey Stirling Scales.


  8.1* -- Opinion of White & Case LLP as to certain United States federal income tax matters.

  8.2* -- Opinion of Bennett Jones LLP as to certain Canadian federal income tax matters.

  12.1 -- Statement of Computation of Ratio of Earnings to Fixed Charges.

  23.1 -- Consent of Independent Accountants-- PricewaterhouseCoopers LLP

  23.2 -- Consent of Independent Accountants-- KPMG LLP

  23.3 -- Consent of Independent Accountants-- Ernst & Young LLP


  23.4 -- Consent of Cahill Gordon & Reindel (included as part of Exhibit
          5.1).

  23.5 -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
          5.2).

  23.6 -- Consent of Stewart McKelvey Stirling Scales (included as part of
          Exhibit 5.4).

 23.7* -- Consent of White & Case LLP (included in Exhibit 8.1).

 23.8* -- Consent of Bennett Jones LLP (included in Exhibit 8.2).

  24.1 -- Powers of Attorney (see pages II-8 and II-11).

 25.1* -- Form T-1 Statement of Eligibility of the Trustee under the
          Burlington Resources Inc. Indenture under the Trust Indenture Act of 1939, as amended.

 25.2* -- Form T-1 Statement of Eligibility of the Trustee under the
          Burlington Resources Inc. Subordinated Indenture under the Trust Indenture Act of 1939, as amended.


25.3** -- Form T-1 Statement of Eligibility of the Trustee under the
          Burlington Resources Finance Com-
          pany Indenture under the Trust Indenture Act of 1939, as amended (incorporated herein by reference to Exhibit 25 to Burlington Resources Inc.'s Form 8-K filed February 8, 2001).

 25.4* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of Burlington Resources Capital I.

 25.5* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of Burlington Resources Capital II.

 25.6* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank, as Trustee under the Trust Guarantee of Burlington Resources Inc. for the benefit of the holders of Trust preferred securities of Burlington Resources Capital I.

 25.7* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank, as Trustee under the Preferred Securities Guarantee of Burlington Resources, Inc. for the benefit of the holders of trust preferred securities of Burlington Resources Capital II.

-----------------

* To be filed either by amendment or as an exhibit to an Exchange Act Report of Burlington Resources Inc. and incorporated herein by reference.

**   Incorporated herein by reference as indicated.



ITEM 17.  Undertakings.

     a) The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) of this paragraph do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     d) The undersigned Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Burlington Resources Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of April, 2002.

                           BURLINGTON RESOURCES INC.


                           By:   /s/ Bobby S. Shackouls
                                 ----------------------------------------
                                 Name:  Bobby S. Shackouls
                                 Title: Chairman of the Board, President,
                                        Chief Executive Officer and Director

                            BURLINGTON RESOURCES INC.

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Steven J. Shapiro and L. David Hanower, or either of them, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments as well as any new Registration Statement pursuant to Rule 462(b) of the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of April, 2002.

           Signature                           Title
           ---------                           -----

/s/ Bobby S. Shackouls          Chairman of the Board, President, Chief
---------------------------     Executive Officer and Director
Bobby S. Shackouls

/s/ Steven J. Shapiro           Senior Vice President and Chief Financial
---------------------------     Officer
Steven J. Shapiro

/s/ Joseph P. McCoy             Vice President, Controller and Chief Accounting
---------------------------     Officer
Joseph P. McCoy

/s/ Reuben V. Anderson
---------------------------     Director
Reuben V. Anderson

/s/ Laird I. Grant
---------------------------     Director
Laird I. Grant

/s/ Robert J. Harding
---------------------------     Director
Robert J. Harding

/s/ John T. LaMacchia
---------------------------     Director
John T. LaMacchia

/s/ James F. McDonald
---------------------------     Director
James F. McDonald

/s/ Kenneth W. Orce
---------------------------     Director
Kenneth W. Orce

/s/ Donald M. Robert
---------------------------     Director
Donald M. Roberts

/s/ John F. Schwarz
---------------------------     Director
John F. Schwarz

/s/ Walter Scott, Jr.
---------------------------     Director
Walter Scott, Jr.

/s/ William E. Wade
---------------------------     Director
William E. Wade

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of Burlington Resources Capital I and Burlington Resources Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas on the 29th day of April, 2002.

                      BURLINGTON RESOURCES CAPITAL I,
                        a Delaware business trust

                      By:   Burlington Resources Inc.,
                            as Depositor

                      By:   /s/ Steven J. Shapiro
                            ---------------------------------------------------
                            Name:  Steven J. Shapiro
                            Title: Senior Vice President and
                                   Chief Financial Officer

                      BURLINGTON RESOURCES CAPITAL II,
                        a Delaware business trust

                      By:   Burlington Resources Inc.,
                            as Depositor

                      By:   /s/ Steven J. Shapiro
                            ---------------------------------------------------
                            Name:  Steven J. Shapiro
                            Title: Senior Vice President and
                                   Chief Financial Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Burlington Resources Finance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Calgary, Province of Alberta, Dominion of Canada, on the 29th day of April, 2002.

                       BURLINGTON RESOURCES FINANCE COMPANY


                       By:   /s/ Mark E. Ellis
                             ---------------------------------------------------
                             Name:  Mark E. Ellis
                             Title: President and Director

                      BURLINGTON RESOURCES FINANCE COMPANY

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Steven J. Shapiro and L. David Hanower, or either of them, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments as well as any new Registration Statement pursuant to Rule 462(b) of the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the day of , 2002.

           Signature                              Title

/s/ Mark E. Ellis
-----------------------------       President and Director
Mark E. Ellis

/s/ Steven J. Shapiro
-----------------------------       Senior Vice President, Chief Financial
Steven J. Shapiro                   Officer and Director

/s/ L. David Hanower
-----------------------------       Senior Vice President and Director
L. David Hanower

/s/ Joseph P. McCoy
-----------------------------       Vice President and Controller
Joseph P. McCoy

/s/ Martin A. Lambert
-----------------------------       Director
Martin A. Lambert

/s/ Robert R. Rooney
-----------------------------       Director
Robert R. Rooney

/s/ C. Perry Spitznagel
-----------------------------       Director
C. Perry Spitznagel

                                INDEX TO EXHIBITS

 1.1** -- Form of Underwriting Agreement among Burlington Resources Inc. and the Underwriter(s) with respect to Debt Securities of Burlington Resources Inc., Common Stock of Burlington Resources Inc. and Preferred Stock of Burlington Resources Inc. (incorporated herein by reference to Exhibit 1.1 to Burlington Resources Inc.'s Registration Statement No. 333-83163).

 1.2** -- Form of Underwriting Agreement among Burlington Resources Finance
          Company, Burlington Resources Inc. and the Underwriter(s) with respect to Debt Securities of Burlington Resources Finance Company (incorporated herein by reference to Exhibit 1 to Burlington Resources Inc.'s Form 8-K filed February 8, 2001).

 1.3* -- Form of Underwriting Agreement among the Burlington Resources trusts, Burlington Resources Inc. and the Underwriter(s) with respect to trust preferred securities.

 1.4* -- Form of Agency Agreement.

 1.5* -- Form of Distribution Agreement.

 4.1** -- Form of Senior Indenture of Burlington Resources Inc.
          (incorporated herein by reference to Exhibit 4.1 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

 4.2** -- Form of Subordinated Indenture of Burlington Resources Inc.
          (incorporated herein by reference to Exhibit 4.2 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

 4.3** -- Indenture, dated as of February 12, 2001, between Burlington
          Resources Finance Company and Citibank, N.A., (as Trustee) (incorporated herein by reference to Exhibit 4.1 to Burlington Resources Inc.'s Registration Statement No. 333- on Form S-4 filed April 29, 2002).

 4.4** -- Certificate of Trust of Burlington Resources Capital I
          (incorporated herein by reference to Exhibit 4.3 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

 4.5** -- Certificate of Trust of Burlington Resources Capital II
          (incorporated herein by reference to Exhibit 4.4 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

 4.6** -- Declaration of Trust of Burlington Resources Capital I
          (incorporated herein by reference to Exhibit 4.5 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

 4.7** -- Declaration of Trust of Burlington Resources Capital II
          (incorporated herein by reference to Exhibit 4.6 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

 4.8** -- Form of Guarantee relating to Burlington Resources Capital I
          (incorporated herein by reference to Exhibit 4.8 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

 4.9** -- Form of Guarantee relating to Burlington Resources Capital II
          (incorporated herein by reference to Exhibit 4.9 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

4.10** -- Guarantee Agreement, dated February 12, 2001, of Burlington
          Resources Inc. with respect to Senior Debt Securities of Burlington Resources Finance Company (incorporated herein by reference to Exhibit
          4.5 to Burlington Resources Inc.'s Registration Statement No. 333- on Form S-4 filed April 29, 2002).

4.11* -- Form of Senior Debt Security of Burlington Resources Inc.

4.12* -- Form of Subordinated Debt Security of Burlington Resources Inc.

4.13** -- Form of Senior Debt Security of Burlington Resources Finance
          Company with Form of Guarantee of Burlington Resources Inc. (incorporated herein by reference to Exhibit 4.3 to Burlington Resources Inc.'s Form 8-K filed February 8, 2001).

  4.14 -- Copies of the instruments with respect to Burlington Resources Inc.'s long-term debt either have been filed with the Securities and Exchange Commission or are available to the Securities and Exchange Commission upon request.

4.15** -- Form of Rights Agreement dated as of December 16, 1998, between
          Burlington Resources Inc. and EquiServe Trust Company, N.A. (the current Rights Agent), which includes, as Exhibit A thereto, the form of Certificate of Designation specifying terms of the Series A Junior Participating Preferred Stock and, as Exhibit B thereto, the form of Rights Certificate (incorporated herein by reference to Exhibit 1 to Burlington Resources Inc.'s Form 8-A filed December 18, 1998).

4.16** -- Form of Amended and Restated Declaration of Trust of Burlington
          Resources Capital I

          (incorporated herein by reference to Exhibit 4.17 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

4.17** -- Form of Amended and Restated Declaration of Trust of Burlington
          Resources Capital II (incorporated herein by reference to Exhibit 4.18 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

4.18** -- Form of Indenture of Burlington Resources Inc. in relation to the
          Trust Preferred Securities (incorporated herein by reference to Exhibit 4.19 to Burlington Resources Inc.'s Registration Statement No. 333-61600).

  5.1  -- Opinion of Cahill Gordon & Reindel.

  5.2  -- Opinion of Richards, Layton & Finger, P.A.

  5.3  -- Opinion of Stewart McKelvey Stirling Scales.


  8.1* -- Opinion of White & Case LLP as to certain United States federal income tax matters.

  8.2* -- Opinion of Bennett Jones LLP as to certain Canadian federal income tax matters.

  12.1 -- Statement of Computation of Ratio of Earnings to Fixed Charges.

  23.1 -- Consent of Independent Accountants-- PricewaterhouseCoopers LLP

  23.2 -- Consent of Independent Accountants-- KPMG LLP

  23.3 -- Consent of Independent Accountants-- Ernst & Young LLP


  23.4 -- Consent of Cahill Gordon & Reindel (included as part of Exhibit
          5.1).

  23.5 -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
          5.2).

  23.6 -- Consent of Stewart McKelvey Stirling Scales (included as part of
          Exhibit 5.4).

 23.7* -- Consent of White & Case LLP (included in Exhibit 8.1).

 23.8* -- Consent of Bennett Jones LLP (included in Exhibit 8.2).

  24.1 -- Powers of Attorney (see pages II-8 and II-11).

 25.1* -- Form T-1 Statement of Eligibility of the Trustee under the
          Burlington Resources Inc. Indenture under the Trust Indenture Act of 1939, as amended.

 25.2* -- Form T-1 Statement of Eligibility of the Trustee under the
          Burlington Resources Inc. Subordinated Indenture under the Trust Indenture Act of 1939, as amended.


25.3** -- Form T-1 Statement of Eligibility of the Trustee under the
          Burlington Resources Finance Company Indenture under the Trust Indenture Act of 1939, as amended (incorporated herein by reference to Exhibit 25 to Burlington Resources Inc.'s Form 8-K filed February 8,
          2001).

 25.4* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of Burlington Resources Capital I.

 25.5* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of Burlington Resources Capital II.

 25.6* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank, as Trustee under the Trust Guarantee of Burlington Resources Inc. for the benefit of the holders of Trust preferred securities of Burlington Resources Capital I.

 25.7* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of The Chase Manhattan Bank, as Trustee under the Preferred Securities Guarantee of Burlington Resources, Inc. for the benefit of the holders of trust preferred securities of Burlington Resources Capital II.

-----------------

* To be filed either by amendment or as an exhibit to an Exchange Act Report of Burlington Resources Inc. and incorporated herein by reference.

**   Incorporated herein by reference as indicated.